Exhibit 23(b)


JordenBurt
1025 Thomas Jefferson Street, N.W.
Suite 400 EAST
Washington, D.C. 20007-0805
(202) 965-8100
TELECOPIER: (202) 965-8104
HTTP://WWW.JORDENBURT.COM

Christopher S. Petito                                               202-965-8152



                                     September 20, 1999




Lincoln Benefit Life Company
Lincoln Benefit Life Centre
Lincoln, Nebraska 68501-0469

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement on Form S-1 (File No. 333 -________) filed by Lincoln Benefit Life Company with respect to certain market value adjusted interests under individual variable deferred annuity contracts. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                     Very truly yours,

                                     Jorden Burt Boros Cicchetti Berenson
                                       & Johnson LLP




                                     By:___________________________________